UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BB&T Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Vote by Internet • Go to www.envisionreports.com/BBT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on April 28, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the BB&T Corporation annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and BB&T’s Annual Report on Form 10-K are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/BBT to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 16, 2015 to facilitate timely delivery.

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of BB&T Corporation will be held at the Edna Boykin Cultural Center, 108 Nash Street Northeast, Wilson, NC 27893, on Tuesday, April 28, 2015 at 11:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

Election of Directors – The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1.

1. The election of eighteen directors, each for a one-year term expiring at the 2016 Annual Meeting of Shareholders:
(01) Jennifer S. Banner	(06) I. Patricia Henry	(11) Edward C. Milligan	(16) Thomas N. Thompson
(02) K. David Boyer, Jr.	(07) John P. Howe III, M.D.	(12) Charles A. Patton	(17) Edwin H. Welch, Ph.D.
(03) Anna R. Cablik	(08) Eric C. Kendrick	(13) Nido R. Qubein	(18) Stephen T. Williams
(04) Ronald E. Deal	(09) Kelly S. King	(14) Tollie W. Rich, Jr.
(05) James A. Faulkner	(10) Louis B. Lynn, Ph.D.	(15) Thomas E. Skains

Management Proposals – The Board of Directors recommends a vote FOR Proposals 2 and 3.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2015.

3.	To vote on an advisory resolution to approve BB&T’s executive compensation program, commonly referred to as a “say on pay” vote.

Shareholder Proposals – The Board of Directors recommends a vote AGAINST Proposals 4 and 5.

4.	To vote on a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures, if properly presented at the Annual Meeting.

5.	To vote on a shareholder proposal regarding recoupment of incentive compensation to senior executives, if properly presented at the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please refer to the proxy statement for instructions.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
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Internet – Go to www.envisionreports.com/BBT. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send an email to investorvote@computershare.com with “Proxy Materials for BB&T Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 16, 2015.
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